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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-26297, 333-65379, 333-86222, and 333-88973 of Kontron Mobile Computing, Inc.
(the "Company") on Form S-8 of our report dated January 23, 2004 relating to the financial statements of the Company as of and for the year ended December 31, 2003, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

                          /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P
                              Certified Public Accountants

Minneapolis, Minnesota
March 30, 2004